Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Post-Effective Amendment No. 7 to the Registration Statement of Plastec Technologies, Ltd. on Form F-1 of our report dated April 9, 2019 on the consolidated financial statements of Plastec Technologies, Ltd. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co. (as successor to Centurion ZD CPA Limited), Certified Public Accountants
Hong Kong
May 31, 2019